UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2008

Landstar System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21238	06-1313069
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida		32224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-398-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of December 31, 2008, Landstar System, Inc. (the "Company") has made certain modifications to the compensation arrangements set forth in a letter agreement between Henry H. Gerkens, the Company's Chief Executive Officer, and the Company, as amended and restated as of December 31, 2008 (the "Letter Agreement"), to comply with Section 409A of the Internal Revenue Code and to clarify and fulfill the intent of such arrangements in light of such Section 409A changes. To effect these modifications, the Company also adopted a technical amendment to its 2002 Stock Option Plan, and simultaneously made a similar amendment to its 1993 Stock Option Plan. Copies of the Letter Agreement, the 1993 Stock Option Plan, as amended, and the 2002 Stock Option Plan, as amended, are attached as exhibits hereto.

Under the Letter Agreement, Mr. Gerkens agreed to remain as the Company's Chief Executive Officer through January 1, 2013 and the Company agreed to grant Mr. Gerkens stock options in respect of 400,000 shares of its common stock in January 2008 (the "2008 Option Grant") and an additional 100,000 shares in January 2009 (the "2009 Option Grant"). It also provides that, unless the parties otherwise agree, Mr. Gerkens will continue to provide services to the Company for a period of two years following the date he ceases to serve as the Company's Chief Executive Officer (the "Continuing Services"). Revisions were made to the Letter Agreement in respect of these Continuing Services, in light of Section 409A, to avoid having such services delay the time at which Mr. Gerkens could receive certain compensation that might otherwise be payable to him upon his ceasing to serve as Chief Executive Officer.

These changes highlighted the fact that it was unclear how the period of Continuing Services would be treated for purposes of determining the period over which Mr. Gerkens would be entitled to exercise the 2008 Option Grant and the 2009 Option Grant (collectively, the "Letter Agreement Options"). It had been the intent that such Continuing Services would be treated as continuing employment for this purpose, allowing Mr. Gerkens to exercise the Letter Agreement Options for the period of such Continuing Services, plus for such period as such Options could be exercised in accordance with their terms following the cessation of the Continuing Services.

Accordingly, to effect the original intent of the Letter Agreement, the Company has modified the terms of the Letter Agreement Options to provide that they may be exercised, in all events other than a cause termination, for two-years following termination of Mr. Gerkens’ employment. This change assures Mr. Gerkens of the ability to exercise such Letter Agreement Options during the period of the Continuing Services, even if it is determined that he is not an employee of the Company during such period.

To effect this action required an amendment to the Company’s 2002 Stock Option Plan (the "2002 Plan"). The 2002 Plan generally provides a one-year post-termination exercise period for any employee whose employment terminates at or after age 62 or due to death or disability, and 30 days for employees terminating employment prior to age 62 other than for death or disability. The 2002 Plan empowers the Compensation Committee to establish longer post-termination exercise periods; however, the Committee’s authority to modify these periods in respect of retirement, death or disability was limited to actions taken at the time the option was granted. As the Company saw no reason to continue this restriction under the stock option accounting standards and other rules currently in effect, the Company amended the 2002 Plan to eliminate this timing restriction on the Compensation Committee’s discretion, to enable it to effect the intent of the Letter Agreement with respect to the post-termination exercise period applicable to the 2008 Option Grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landstar System, Inc.

January 7, 2009	By:	James B. Gattoni

Name: James B. Gattoni
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Letter Agreement, dated December 31, 2008, between Landstar System, Inc. and Henry H. Gerkens
99.2	Landstar System, Inc. 1993 Stock Option Plan, as amended as of December 31, 2008
99.3	Landstar System, Inc. 2002 Employee Stock Option Plan, as amended as of December 31, 2008